UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 20, 2005

INTEREP NATIONAL RADIO SALES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-28395	13-1865151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 916-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) On June 20, 2005, we and Ralph C. Guild, our Chief Executive Officer, entered into an Amendment No. 1 to his Fifth Amended and Restated Employment Agreement, dated as of March 1, 1999 (the “Agreement”). As part of our overall effort to reduce our operating costs, Mr. Guild volunteered to reduce his annual salary from $825,000 per year to $500,000 per year, effective as of May 1, 2005 and through December 31, 2007. Mr. Guild had previously reduced his salary from $925,000 to $825,000 in 2003 and deferred $100,000 of his salary for 2004. For the remaining portion of the term of the Agreement after December 31, 2007, Mr. Guild’s annual salary will be restored to $925,000 unless otherwise agreed.

A copy of Amendment No. 1 to the Agreement is included as an exhibit to this Current Report.

In the event of a Change in Control (as defined in Amendment No. 1), Mr. Guild’s annual salary will be restored to $925,000. Further, if Mr. Guild’s employment with us is terminated by him for cause (as defined in the Agreement), by reason of his death or permanent disability or, after a Change in Control, by us for cause (as defined in the Agreement), his salary will be deemed to be $925,000 for determining his severance compensation under Section 7 of the Agreement and we will pay Mr. Guild an amount equal to the aggregate of all of the salary reductions to which he has agreed pursuant to Amendment No. 1 and previously.

We also agreed with Mr. Guild that the annual incentive bonus provisions of the Agreement will be revised on a basis to be determined subsequently by the Compensation Committee of our Board of Directors and Mr. Guild. Any such arrangement will provide, however, that Mr. Guild will be entitled to incentive compensation for 2005 only if the Company’s EBITDA (calculated as provided in Section 2(b) of the Agreement and excluding any expenses incurred by the Company in connection with any contract terminations) exceeds $15,000,000. Threshold EBITDA levels for 2006 and 2007 will be subsequently determined by the Compensation Committee and Mr. Guild.

In consideration of these accommodations by Mr. Guild, he was granted stock options under our 1999 Stock Incentive Plan to purchase 200,000 shares of our Class B common stock at an exercise price of $0.51 per share (110% of the closing price of our Class A common stock on April 27, 2005). Further, the exercise price of all of the stock options held by Mr. Guild on that date that were granted prior to 2005 and that expire after December 31, 2005 was reduced to $0.69 per share (150% of the closing price of our Class A common stock on April 27, 2005) and the termination date of all of such options was extended to December 31, 2015. The original exercise prices and termination dates of all of such stock options are set forth in Amendment No. 1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Amendment No. 1, dated as of June 20, 2005 to the Fifth Amended and Restated Employment Agreement, dated as of May 1, 1999, between Interep National Radio Sales, Inc. and Ralph C. Guild.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEREP NATIONAL RADIO SALES, INC. (Registrant)

Date: June 22, 2005.	By:	/s/ WILLIAM J. MCENTEE, JR.
William J. McEntee, Jr. Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Amendment No.1, dated as of June 20, 2005 to the Fifth Amended and Restated Employment Agreement, dated as of May 1, 1999, between Interep National Radio Sales, Inc. and Ralph C. Guild.